UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 21, 2007

NIGHTHAWK RADIOLOGY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51786	87-0722777
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Northwest Boulevard, Suite 202

Coeur d’Alene, Idaho 83814

(Address of principal executive offices, including zip code)

(208) 676-8321

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective February 21, 2007, the Compensation Committee of the Board of Directors of NightHawk Radiology Holdings, Inc. (the “Company”) approved the following long-term incentive equity grants pursuant to the Company’s 2006 Equity Incentive Plan (the “Plan”). These grants were made in accordance with the Compensation Committee’s goal of establishing appropriate long-term incentive compensation structures for the Company’s executive officers.

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Paul E. Berger, M.D., the Company’s President & Chief Executive Officer, received a non-statutory option grant to purchase 12,387 shares of the Company’s common stock at an exercise price of $21.75, the closing price of the Company’s common stock on the effective date of the grant. One-third of the shares subject to this option will vest on February 21, 2008, with the remaining shares vesting monthly at a rate of 1/36 of the total shares subject to the grant, such that the option will be fully vested three years following the effective date of the grant, subject to Dr. Berger continuing to be a service provider (as defined in the Plan) to the Company on such dates.

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Dr. Berger also received a restricted stock unit grant covering 4,598 shares of the Company’s common stock. One hundred percent of the shares subject to this grant will vest on the three-year anniversary of the date of grant, subject to Dr. Berger continuing to be a service provider (as defined in the Plan) to the Company on such date.

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Jon D. Berger, the Company’s Vice President of Sales, Marketing & Business Development, received a non-statutory option grant to purchase 6,813 shares of the Company’s common stock at an exercise price of $21.75, the closing price of the Company’s common stock on the effective date of the grant. One-third of the shares subject to this option will vest on February 21, 2008, with the remaining shares vesting monthly at a rate of 1/36 of the total shares subject to the grant, such that the option will be fully vested three years following the effective date of the grant, subject to Mr. Berger continuing to be a service provider (as defined in the Plan) to the Company on such dates.

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Mr. Berger also received a restricted stock unit grant covering 2,529 shares of the Company’s common stock. One hundred percent of the shares subject to this grant will vest on the three-year anniversary of the date of grant, subject to Mr. Berger continuing to be a service provider (as defined in the Plan) to the Company on such date.

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Christopher R. Huber, the Company’s Chief Financial Officer, received a non-statutory option grant to purchase 6,813 shares of the Company’s common stock at an exercise price of $21.75, the closing price of the Company’s common stock on the effective date of the grant. One-third of the shares subject to this option will vest on February 21, 2008, with the remaining shares vesting monthly at a rate of 1/36 of the total shares subject to the grant, such that the option will be fully vested three years following the effective date of the grant, subject to Mr. Huber continuing to be a service provider (as defined in the Plan) to the Company on such dates.

•

Mr. Huber also received a restricted stock unit grant covering 2,529 shares of the Company’s common stock. One hundred percent of the shares subject to this grant will vest on the three-year anniversary of the date of grant, subject to Mr. Huber continuing to be a service provider (as defined in the Plan) to the Company on such date.

Each of these grants was made pursuant to the Plan and the relevant grant agreement previously disclosed by the Company in connection with its initial public offering.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 23, 2007

NIGHTHAWK RADIOLOGY HOLDINGS, INC.

By:	/s/ Paul E. Cartee
Paul E. Cartee
Vice President and General Counsel